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                                                                   Exhibit 10.85

                                 PROMISSORY NOTE


$19,000,000                                                     November 1, 1998

                  FOR VALUE RECEIVED, GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a limited partnership formed under the laws of the State of Delaware (the "Borrower"), promises to pay to the order of the NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY, a public body corporate and politic and governmental instrumentality of the State of New Jersey (the "Authority"), the principal sum of NINETEEN MILLION DOLLARS and to pay interest from the date of issuance of this Note on the unpaid principal amount of this Note, such principal and interest to be paid at the times, in the amounts and at the interest rates hereinafter provided.

                  This Note evidences the Borrower's indebtedness to the Authority under a Loan Agreement, dated as of November 1, 1998 (the "Loan Agreement"), by and between the Authority and the Borrower, which Loan Agreement provides for the Authority to issue its Economic Development Bonds (Glimcher Properties Limited Partnership Project) Series 1998 in the principal amount of $19,000,000 (the "Bonds") and for the proceeds of the Bonds to be loaned to the Borrower to pay costs of the project described in the Loan Agreement (the "Project"). In order to provide a source of payment for and to secure the Bonds, the Authority has transferred and assigned to the Trustee (as defined below) this Note and the Loan Agreement and, accordingly, all interest and principal payments due hereunder shall be paid in lawful money of the United States of America to First Union National Bank, 21 South Street, Morristown, New Jersey 07960, Attention: Corporate Trust Department, as trustee (the "Trustee") under an Indenture of Trust, dated as of November 1, 1998 (the "Indenture"), as the assignee and holder of this Note, or at such other place as the Trustee or other holder of this Note may designate in writing to the Authority and the Borrower.

                  The Borrower shall pay or cause to be paid the principal, premium, if any, and interest on this Note at such times and in such amounts which will permit the Authority to make timely payments of the principal of, premium, if any, and interest on the Bonds.

                  Interest on this Note shall be computed and shall be payable on the same terms and conditions as the interest on the Bonds, and all of the terms and provisions of the Bonds pertaining thereto are incorporated by reference herein.

                  In any case where the date of maturity of interest on or principal of this Note or the date fixed for prepayment or redemption of this Note shall be on a Saturday, Sunday, a day on which commercial banks in the city in which the corporate trust office of the Trustee is located are authorized by law to close, then payment of principal, premium, if any, or interest need not be made on such date but may be made on the next succeeding Business Day (as defined in the Loan Agreement) with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.


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                  The Borrower shall also pay to the Trustee any and all other sums which the Authority is obligated to pay to the Trustee under the terms and provisions of the Indenture or the Loan Agreement.

                  This Note is subject to prepayment or redemption in the same manner as the Bonds, and all of the terms and provisions of the Bonds pertaining thereto are incorporated by reference herein.

                  Upon the occurrence of any Event of Default (as defined in the Loan Agreement) the entire unpaid balance of the principal and accrued interest on this Note may, at the option of the Trustee or Bondholders of not less than 51% in aggregate principal amount of Outstanding Bonds, as provided in the Loan Agreement, become immediately due and payable in the manner, with the effect and subject to the conditions provided in the Loan Agreement.

                  This Note is subject to all of the terms and conditions of the Loan Agreement, which are hereby incorporated herein, with the same effect as if the Loan Agreement were fully set forth herein. Reference is hereby made to the Loan Agreement, executed counterparts of which are on file with the Authority, the Borrower and the Trustee, for a description of the security for the Note, the rights and obligations of the Borrower and the Authority in connection with the Project and the loan made to finance the Project, and other matters affecting the indebtedness evidenced by this Note.

                  The Borrower and any endorsers hereof severally waive presentment, demand, protest and notice (other than notices provided for in the Loan Agreement or as required by law).


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                  IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed on its behalf as of the date above.


[SEAL]                                      GLIMCHER PROPERTIES LIMITED
                                            PARTNERSHIP

Attest:                                     By: Glimcher Properties Corporation,
                                                its sole general partner


By: /s/ William G. Cornely                  By: /s/ George A. Schmidt
    -------------------------------             -------------------------------
       William G. Cornely                       George A. Schmidt
       Senior Executive Vice President          Senior Vice President





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                  Pay To The Order of First Union National Bank, as Trustee,
Without Recourse.

[SEAL]
ATTEST:                                   NEW JERSEY ECONOMIC DEVELOPMENT
                                          AUTHORITY



/s/ Frank T. Mancini, Jr.                 By: /s/ Caren S. Franzini
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Frank T. Mancini, Jr.                     Caren S. Franzini
Assistant Secretary                       Executive Director




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